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                                                                      EXHIBIT 11
                             CKE RESTAURANTS, INC.
                       CALCULATION OF EARNINGS PER SHARE
                    (In Thousands Except Per Share Amounts)

                                                                   Twelve Weeks Ended                  Forty Weeks Ended
                                                              -----------------------------       ----------------------------
                                                              November 7,       November 1,       November 7,      November 1,
                                                                 1994              1993              1994             1993
                                                              -----------       -----------       -----------      -----------
PRIMARY EARNINGS PER SHARE
- --------------------------


    Net income                                                  $    286          $ 1,606           $ 1,806          $ 4,123
                                                                ========          =======           =======          =======

    Weighted average shares outstanding:
       Common stock outstanding from
       beginning of period                                        18,771           18,097            18,677           18,091

       Pro-Rata Shares:
           Exercise of stock options                                   2               48                87               55
           Repurchase of shares                                     (122)              --               (40)             (18)
           Dilutive effect of outstanding
              stock options                                           42              246               103              196
                                                                  ------           ------            ------           ------
                                                                  18,693           18,391            18,827           18,324
                                                                  ======           ======            ======           ======

                  Primary earnings per share                     $   .02          $   .09           $   .10          $   .23
                                                                 =======          =======           =======          =======


FULLY DILUTED EARNINGS PER SHARE
- --------------------------------

    Net income                                                   $   286          $ 1,606           $ 1,806          $ 4,123
                                                                 =======          =======           =======          =======

    Weighted average shares outstanding:
       Common stock outstanding from
           beginning of period                                    18,771           18,097            18,677           18,091

       Pro-Rata Shares:
           Exercise of stock options                                   2               48                87               55
           Repurchase of shares                                     (122)              --               (40)             (18)
           Dilutive effect of outstanding
              stock options                                           42              323               103              323
                                                                  ------           ------            ------           ------
                                                                  18,693           18,468            18,827           18,451
                                                                  ======           ======            ======           ======

                  Fully diluted earnings per share               $   .02          $   .09           $   .10          $   .22
                                                                 =======          =======           =======          =======
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